Exhibit 99.2

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to give effect to the sale, on December 19, 2007, by OccuLogix, Inc. (“OccuLogix”) to Solx Acquisition, Inc. (“Solx Acquisition”) of all of the issued and outstanding shares of the capital stock of Solx, Inc. (“Solx”), a wholly-owned subsidiary and the glaucoma division of OccuLogix.

The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of OccuLogix, adjusted to give effect to the sale of all of the issued and outstanding shares of the capital stock of Solx to Solx Acquisition on December 19, 2007. The unaudited pro forma consolidated balance sheet as of September 30, 2007 gives effect to the sale as if it had been completed as of September 30, 2007. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to the sale as if it occurred on September 1, 2006. OccuLogix completed the acquisition of Solx by way of a merger of Solx and a wholly-owned subsidiary of OccuLogix on September 1, 2006.

The information presented for the nine months ended September 30, 2007 is derived from the unaudited historical consolidated financial statements of OccuLogix for the period ended September 30, 2007, included in its Quarterly Report on Form 10-Q. The information presented for the year ended December 31, 2006 is based on the audited historical consolidated financial statements of OccuLogix for the year ended December 31, 2006, included in its Annual Report on Form 10-K.

The unaudited pro forma consolidated financial statements are provided for informational purposes only and are subject to a number of assumptions which may not be indicative of the financial position and results of operations that would have occurred had the sale been effected on the assumed dates or of the financial position or results of operations that may be obtained in the future.

These unaudited consolidated pro forma financial statements should be read in conjunction with:

•	Accompanying notes to the unaudited pro forma consolidated financial statements;
•	Separate historical consolidated financial statements of OccuLogix as of and for the year ended December 31, 2006, included in its Annual Report on Form 10-K; and
•	Separate historical consolidated financial statements of OccuLogix as of and for the nine months ended September 30, 2007, included in its Quarterly Report on Form 10-Q.

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As at September 30, 2007
(expressed in U.S. dollars)

		Pro Forma Adjustments
	OccuLogix, Inc. Historical	Sale of Solx, Inc.	Other Adjustments	Note 2	OccuLogix, Inc. Pro Forma
	$	$	$		$
ASSETS
Current
Cash and cash equivalents	6,144,946	(49,438)	—		6,095,508
Short-term investments	75,000	—	—		75,000
Amounts receivable, net	364,193	(33,461)	—		330,732
Inventory, net	413,330	(413,330)	—		—
Prepaid expenses	727,263	(140,982)	140,982	a	727,263
Deposit	21,042	(10,600)	—		10,442
Other current assets	61,600	(61,600)	—		—
Total current assets	7,807,374	(709,411)	140,982		7,238,945
Fixed assets, net	320,857	(211,244)	—		109,613
Patents and trademarks, net	130,356	(273,001)	266,864	a	124,219
Investments	1,278,750	—	—		1,278,750
Intangible assets, net	32,504,138	—	(26,571,667)	a	5,932,471
Goodwill	14,446,977	—	(14,446,977)	a	—
Total assets	56,488,452	(1,193,656)	(40,610,798)		14,683,998
LIABILITIES ANDSTOCKHOLDERS’ EQUITY
Current
Accounts payable	638,489	—	—		638,489
Accrued liabilities	3,029,621	(529,496)	529,496	a	3,029,621
Due to stockholders	236,052	(10,527,877)	10,527,877	a	236,052
Obligation under warrants	248,797	—	—		248,797
Current portion of other liability	4,053,081	—	(4,053,081)	a	—
Total current liabilities	8,206,040	(11,057,373)	7,004,292		4,152,959
Minority interest	435,020	—	—		435,020
Stockholders’ equity
Capital Stock
Common stock	57,306	(3,033)	3,033	a	57,306
Additional paid-in capital	363,498,629	(9,510,684)	9,510,684	a	363,498,629
Accumulated deficit	(315,062,293)	19,377,434	(19,377,434)	a
			(37,751,373)	a	(352,813,666)
Accumulated other comprehensive loss	(646,250)	—	—		(646,250)
Total stockholders’ equity	47,847,392	9,863,717	(47,615,090)		10,096,019
Total liabilities and stockholders’ equity	56,488,452	(1,193,656)	(40,610,798)		14,683,998

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2007
(expressed in U.S. dollars except number of shares)

		Pro Forma Adjustments
	OccuLogix, Inc. Historical	Sale of Solx, Inc. a	Other Adjustments	Note 2	OccuLogix, Inc. Pro Forma
	$	$	$		$

Revenue	266,125	(176,125)	5,284	b	95,284
Cost of sales
Cost of goods sold	2,389,204	(111,397)	—		2,277,807
Royalty costs	96,233	(21,233)	—		75,000
	2,485,437	(132,630)	—		2,352,807
Gross loss	(2,219,312)	(43,495)	5,284		(2,257,523)
Operating expenses
General & administrative	10,120,119	(819,823)	(2,235,000)	c
			50,879	d	7,116,175
Clinical and regulatory	9,345,536	(2,141,355)	—		7,204,181
Sales and marketing	2,195,392	(695,549)	—		1,499,843
Impairment of intangible asset	20,923,028	—	—		20,923,028
	42,584,075	(3,656,727)	(2,184,121)		36,743,227
Loss from operations	(44,803,387)	3,613,232	2,189,405		(39,000,750)
Other income (expense)
Interest income	568,808	(315)	—		568,493
Changes in fair value of warrant obligation	1,633,700	—	—		1,633,700
Interest and accretion expense	(649,701)	—	632,472	e	(17,229)
Other	(13,633)	9,302	—		(4,331)
Minority interest	1,747,823	—	—		1,747,823
	3,286,997	8,987	632,472		3,928,456
Loss from continuing operations before income taxes	(41,516,390)	3,622,219	2,821,877		(35,072,294)
Recovery of income taxes	15,004,750	—	(920,261)	f
			(2,250,659)	g
			(7,917,225)	g	3,916,605
Loss from continuing operations	(26,511,640)	3,622,219	(8,266,268)		(31,155,689)
Weighted average number of common shares outstanding – basic and diluted					56,420,941
Net loss from continuing operations per share – basic and diluted					$(0.55)

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(expressed in U.S. dollars except number of shares)

		Pro Forma Adjustments
	OccuLogix, Inc. Historical	Sale of Solx, Inc. a	Other Adjustments	Note 2	OccuLogix, Inc. Pro Forma
	$	$	$		$

Revenue	205,884	(31,625)	949	b	175,208
Cost of sales
Cost of goods sold	3,440,004	(11,053)	—		3,428,951
Royalty costs	108,332	(8,332)	—		100,000
	3,548,336	(19,385)	—		3,528,951
Gross loss	(3,342,452)	(12,240)	949		(3,353,743)
Operating expenses
General & administrative	9,831,452	(407,340)	(993,333)	c
			22,135	d	8,452,914
Clinical and regulatory	5,710,830	(754,624)	—		4,956,206
Sales and marketing	1,969,638	(330,210)	—		1,639,428
Impairment of goodwill	65,945,686	—	—		65,945,686
Restructuring charges	819,642	—	—		819,642
	84,277,248	(1,492,174)	(971,198)		81,813,876
Loss from operations	(87,619,700)	1,479,934	972,147		(85,167,619)
Other income (expense)
Interest income	1,370,208	—	—		1,370,208
Interest and accretion expense	(288,088)	—	273,195	e	(14,893)
Other	30,868	64	—		30,932
Minority interest	157,624	—	—		157,624
	1,270,612	64	273,195		1,543,871
Loss from continuing operations before income taxes	(86,349,088)	1,479,998	1,245,342		(83,623,748)
Recovery of income taxes	4,070,495	—	(409,005)	f
			(772,999)	g	2,888,491
Loss from continuing operations before cumulative effect of a change in accounting principle	(82,278,593)	1,479,998	63,338		(80,735,257)
Weighted average number of common shares outstanding – basic and diluted					44,979,692
Loss from continuing operations before cumulative effect of a change in accounting principle per share – basic and diluted					$(1.80)

OCCULOGIX, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
 (expressed in U.S. dollars)

1.	BASIS OF PRO FORMA PRESENTATION

On December 19, 2007 (the “Closing Date”), OccuLogix, Inc. (“OccuLogix”) and Solx Acquisition, Inc. (“Solx Acquisition”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which OccuLogix sold to Solx Acquisition, and Solx Acquisition purchased from OccuLogix, all of the issued and outstanding shares ofthe capital stock of Solx, Inc. (“Solx”), which had been a wholly-owned subsidiaryand the glaucoma divisionof OccuLogix prior to the completion of the transactions provided for in the Stock Purchase Agreement.

The consideration for the purchase and sale of all of the issued and outstanding shares of the capital stock of Solx consisted of:  (i) on the Closing Date, the assumption by Solx Acquisition of all of the liabilities of OccuLogix, as they relate to Solx’s business, incurred on or after December 1, 2007, and OccuLogix’s obligation to make a $5,000,000 payment to the former stockholders of Solx due on September 1, 2008 (the “Outstanding Payment Obligation”) pursuant to the Agreement and Plan of Merger, dated as of August 1, 2006, by and among OccuLogix, OccuLogix Mergeco, Inc., Solx, Inc. and Doug P. Adams, John Sullivan and Peter M. Adams, as amended (the “Merger Agreement”) and the loan and security documents delivered pursuant to the Merger Agreement; (ii) on or prior to February 15, 2008, the payment by Solx Acquisition of all of the expenses that OccuLogix had paid to the Closing Date, as they relate to Solx’s business during the period commencing on December 1, 2007 (the “Prepaid Expenses”); (iii) during the period commencing on the Closing Date and ending on the date on which Solx achieves a positive cash flow, the payment by Solx Acquisition of a royalty equal to 3% of the worldwide net sales of Solx’s Ti-Sapphire laser and Shunt products, including next-generation or future models or versions of these products (collectively, the “Royalty Products”); and (iv) following the date on which Solx achieves a positive cash flow, the payment by Solx Acquisition of a royalty equal to 5% of the worldwide net sales of the Royalty Products.  The payments referred to in (iii) and (iv) are hereinafter referred to as the “Royalty Payments”.  In order to secure the obligation of Solx Acquisition to make the Royalty Payments, Solx Acquisition granted to OccuLogix a subordinated security interest in certain of Solx’s intellectual property.

The unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of OccuLogix adjusted to give effect to the sale of all of the issued and outstanding shares of the capital stock of Solx. The unaudited pro forma balance sheet as of September 30, 2007, gives effect to the sale as if it had been completed on September 30, 2007. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to the sale as if it had occurred on September 1, 2006. OccuLogix completed the acquisition of Solx on September 1, 2006.

2.	PRO FORMA ADJUSTMENTS

Pro forma adjustments relating to the pro forma consolidated financial statements of OccuLogix are the following:

a.
To record the sale by OccuLogix of all of the issued and outstanding shares of the capital stock of Solx to Solx Acquisition on the Closing Date, pursuant to the Stock Purchase Agreement. The pro forma loss on sale of Solx of $37,751,373 included in accumulated deficit in the unaudited pro forma consolidated balance sheet is based on management’s estimates of costs and may vary from the actual amounts.

b.	To record the 3% Royalty Payments payable by Solx Acquisition to OccuLogix on the worldwide net sales of the Royalty Products, as provided for in the Stock Purchase Agreement.

c.
Elimination of the amortization of intangible assets expense of $2,235,000 for the nine months ended September 30, 2007 and $993,333 for the year ended December 31, 2006, related to intangible assets acquired upon the acquisition of Solx on September 1, 2006.

d.
Elimination of the amortization of patents and trademarks in the amount of $50,879 and 22,135 for the nine months ended September 30, 2007 and for the year ended December 31, 2006, respectively, relating to patents and trademarks already included in the value of intangible assets acquired upon the acquisition of Solx.

e.
Elimination of the discount on the future cash payment expected to be made to the former stockholders of Solx of $632,472 for the nine months ended September 30, 2007 and $273,195 for the year ended December 31, 2006. The $5,000,000 expected to be paid to the former stockholders of Solx on September 1, 2008 has been recorded as a liability at its present value, discounted at the incremental borrowing rate of OccuLogix as at August 1, 2006, the date on which the terms of the acquisition of Solx by OccuLogix were agreed to and announced. The difference between the discounted value and the $5,000,000 payable is being amortized using the effective yield method over the two-year period with the monthly expense being charged as interest expense in OccuLogix’s consolidated statements of operations.

f.
Elimination of the income tax benefit of $920,261 for the nine months ended September 30, 2007 and $409,005 for the year ended December 31, 2006, included in the recovery of income taxes which represents the amortization of the deferred tax liability which was recorded based on the difference between the fair value of the intangible assets acquired upon the acquisition of Solx and its tax basis.

g.
Elimination of deferred tax recovery amounts of $10,167,884 and $772,999 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, associated with the recognition of the deferred tax asset from the availability of Solx’s  net operating losses in the United States which may be utilized to reduce taxes in future years.